Exhibit 5

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated June 27, 2024 with respect to the Common Stock of U.S. Energy Corp. This Joint Filing Agreement shall be filed as an Exhibit to such Statement. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such Statement, and for the completeness and accuracy of the information concerning him or it contained in such Statement and any amendments thereto, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

June 27, 2024

/s/ John A. Weinzierl
John A. Weinzierl

June 27, 2024

Katla Energy Holdings LLC /s/ John A. Weinzierl
John A. Weinzierl Managing Member

June 27, 2024

John Alfred Weinzierl 2020 Trust, u/t/a November 10, 2020

/s/ John A. Weinzierl
John A. Weinzierl

Trustee

June 27, 2024